UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2013
GATX Corporation

(Exact name of registrant as specified in its charter)

New York             1-2328                 36-1124040
(State or other jurisdiction of        (Commission File             (IRS Employer
incorporation)             Number)                Identification No.)

222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)

(312) 621-6200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

As used herein, "GATX," "we," "us," "our," and similar terms refer to GATX Corporation, unless indicated otherwise.

We held our Annual Meeting of Shareholders on April 26, 2013. At the meeting, our shareholders voted on the following three proposals and cast their votes as described below.

Proposal 1 - Election of Directors

Our shareholders elected the nine individuals named below to serve on our Board of Directors until the Company's 2014 Annual Meeting of Shareholders or until their successors are duly elected and qualified, by the following vote:

Name	For	Against	Abstain	Broker Non-Votes
Anne L. Arvia	41,954,540	166,315	52,159	2,509,435
Ernst A. Häberli	41,931,141	187,855	54,018	2,509,435
Brian A. Kenney	40,331,157	1,813,800	28,057	2,509,435
Mark G. McGrath	41,930,863	186,926	55,225	2,509,435
James B. Ream	41,948,536	169,990	54,488	2,509,435
Robert J. Ritchie	41,939,518	180,626	52,870	2,509,435
David S. Sutherland	41,966,076	154,385	52,553	2,509,435
Casey J. Sylla	41,944,267	177,579	51,168	2,509,435
Paul G. Yovovich	41,952,313	169,347	51,355	2,509,435

Proposal 2 - Ratification of Independent Registered Public Accounting Firm

Our shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, by the following vote:

For	Against	Abstain
43,144,282	1,479,478	58,689

Proposal 3 -Advisory Resolution on Executive Compensation

Our shareholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement dated March 15, 2013, including the Compensation Discussion and Analysis and the Executive Compensation Tables, together with the narrative discussion related thereto, by the following vote:

For	Against	Abstain	Broker Non-Vote
36,122,206	939,610	5,111,197	2,509,435

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Executive Vice President and Chief Financial Officer
May 1, 2013